Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

National General Holdings Corp.

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated May 13, 2013, relating to the consolidated financial statements and schedules of National General Holdings Corp., which are contained in this Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

August 7, 2013